Adamis Pharmaceuticals Corporation 8-K

Exhibit 10.1

AUGUST 2020 AMENDMENT TO LOAN AMENDMENT
AND ASSUMPTION AGREEMENT
Loan No. 5500000152

THIS AUGUST 2020 AMENDMENT TO LOAN AMENDMENT AND ASSUMPTION AGREEMENT (the “August 2020 Amendment”) is entered into this 8th day of August, 2020, by and among US COMPOUNDING, INC., an Arkansas corporation (“USC”), ADAMIS PHARMACEUTICALS CORPORATION, a Delaware corporation (“Adamis” and together with USC, the “Borrower”), and ARVEST BANK, an Arkansas state bank, as successor in interest to BEAR STATE BANK, N.A. (“Lender”).

BACKGROUND

A.                 Pursuant to that certain Business Loan Agreement (as modified, amended or supplemented, the “Loan Agreement”) dated as of August 8, 2014, entered into by and between 4 HIMS, as borrower, and Bank, as lender, Bank agreed to make a loan, Loan No. 5500000152 (the “Loan”) to 4 HIMS, LLC, an Arkansas limited liability company (“4 HIMS”) (4 HIMS and USC are collectively hereinafter referred to as the “Initial Loan Parties”), in the initial principal amount of up to Two Million Five Hundred Eighty-Six Thousand Eight Hundred Ninety-Two and 09/100 Dollars ($2,586,892.09), The Loan is evidenced by that certain September 2016 Amended, Restated and Substituted Promissory Note (the “Note”) dated effective as of September 30, 2016, executed by USC, 4 HIMS and Adamis in favor of Lender, which is a substitution and replacement of that certain Commercial Promissory Note (as modified, amended or supplemented, the “Initial Note”) dated as of August 8, 2014, executed by 4 HIMS in favor of Lender. The Note is secured by, among other things, that certain Commercial Real Estate Mortgage (as modified, amended or supplemented, the “Mortgage”) dated as of August 8, 2014, executed by 4 HIMS in favor of Lender and recorded in the Official Records of Faulkner County as Document #2014 11418, encumbering certain real property more particularly described in the Mortgage. In connection with the Loan, 4 HIMS also entered into certain other agreements and instruments, (the Loan Agreement, the Note, the Mortgage and all other documents executed in connection with the Loan, all as previously modified, amended or supplemented, collectively referred herein as the “Loan Documents”). EDDIE GLOVER, an individual, and WILLIAM L. SPARKS, an individual; and KRISTEN RIDDLE, an individual (collectively, the “Individual Guarantors”) and USC guaranteed repayment of the Loan pursuant to those certain documents each titled Guaranty of Specific Transaction (such guarantees by the Individual Guarantors and USC, as may be modified, amended or supplemented, referred to as the “Guarantees”) dated as of August 8, 2014, entered into by each such Guarantor for the benefit of Lender.

B.                 Adamis entered into a merger transaction with USC (the “Merger”), pursuant to that certain Agreement and Plan of Merger dated as of March 28, 2016 (the “Merger Agreement”), USC’s principal offices are currently located on the Property. In connection with the Merger, Adamis acquired from 4 HIMS the entire fee simple interest in and to the real property and tangible assets that 4 HIMS has agreed to sell and transfer to Adamis (the “Property”) pursuant to that certain Purchase and Sale Agreement dated as of March 28, 2016, and entered into by and between Adamis and 4 HIMS for consideration consisting only of the assumption of the Loan by Adamis.

C.                 In April 2016, the parties hereto entered into that certain Loan Amendment, Forbearance and Assumption Agreement whereby the Individual Guarantors were released.

D.                 In September 2016, the parties hereto entered into that certain Loan Amendment and Assumption Agreement whereby Adamis was added as a co-borrower to the Loan Documents.

E.                 Borrower and Lender desire the Loan Agreement be further amended as set forth in this August 2020 Amendment, but that all other terms, conditions, and provisions of the Loan Agreement remain in full force and effect solely except as set forth in this August 2020 Amendment.

F.                  Borrower hereby intends to and by execution hereof ratifies and affirms Borrower’s unqualified and unconditional liability on all indebtedness of the Loan.

NOW, THEREFORE, for and in consideration of Lender’s agreement to the amendments set forth in this August 2020 Amendment, the Loan Agreement, and the covenants, warranties and representations of Borrower contained herein, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, it is agreed as follows:

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AGREEMENTS

The recitals set forth above are not mere recitals of fact but are contractual in nature and are intended by the parties to be incorporated into this August 2020 Amendment by reference, except in the event of a conflict between the incorporated recitals and the numbered sections of this August 2020 Amendment, the numbered sections of this August 2020 Amendment shall control. Terms and provisions which are not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

1.       Extension of Maturity of Loan. Borrower and Lender agree the Maturity Date of foe indebtedness evidenced by the Loan Agreement and the other documents evidencing and securing the Loan, shall be August 8, 2021, as fully set forth in that certain August 2020 Amended and Restated Promissory Note executed of even date herewith (the “August 2020 Note”).

2.       Tax Escrow. Borrower and Lender agree Borrower shall deposit with Lender each month during the term of this Loan, on the date each monthly payment is due pursuant to the August 2020 Note, 1/12th of the estimated annual ad valorem tax liability of Borrower, which sums Lender shall use to pay ad valorem taxes directly to the taxing authority.

3.        Estoppel; Waiver; Ratification and Release. For and in consideration of the maturity extension granted by Lender herein, Ten United States Dollars ($10.00) and other good and valuable consideration, receipt and sufficiency being acknowledged, Borrower, as evidenced by its signature below, agrees and acknowledges its unqualified and unconditional obligation for the Indebtedness without defense, affirmative defense, counterclaim, right of setoff or other impediment to collection, and tire same, if existing, being expressly released and waived by Borrower in consideration for Lender entering into this August 2020 Amendment.

4.       UCC. Notwithstanding any provisions hereof or execution by Lender, this August 2020 Amendment (and all documents executed in connection herewith) shall be voidable at the option of Lender should any lien searches or other confirmatory title information regarding the Collateral (to be provided at the expense of Borrower) reflect any default under the Loan or creation of any adverse claim or interest regarding the Collateral. In addition, Borrower authorizes Lender to file any and all initial, amendatory or continuation Uniform Commercial Code filings deemed necessary by Lender.

5.       Good Standing of Borrower. Notwithstanding any provisions hereof or execution by Lender, this August 2020 Amendment (and all documents executed in connection herewith) shall be voidable at the option of Lender in the event Borrower is not validly existing and under its state of formation at the time of execution of this August 2020 Amendment.

6.        No Further Modifications. Except as expressly set forth above, the terms and provisions of the Loan Agreement shall remain in full force and effect.

[Signatures appear on following page.]

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IN WITNESS WHEREOF, the parties hereto have duly executed this August 2020 Amendment this _____ day of August, 2020.

BORROWER:

ADAMIS PHARMACEUTICALS CORPORATION,
a Delaware corporation

By:	/s/ Robert O. Hopkins
Name:	Robert O. Hopkins
Title:	SVP & CFO

US COMPOUNDING, INC.,
an Arkansas corporation

By:	/s/ Robert O. Hopkins
Name:	Robert O. Hopkins
Title:	SVP & CFO

LENDER:

ARVEST BANK,
an Arkansas state bank

By:	/s/ Tony Bornhoft
Name:	Tony Bornhoft
Title:	Director Special Assets

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